UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2014 (September 15, 2014)

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.

No. 9 Daxin Road, Zhifu District

Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 1, 2014, Bohai Pharmaceuticals Group, Inc. (the “Company”) filed an amendment (the “Amendment No. 1”) to its Current Report on Form 8-K (the “Original 8-K”), originally filed on September 19, 2014, with respect to the dismissal of the Company’s independent registered accounting firm and the retention of a new independent registered accounting firm.

The sole purpose of this Amendment No. 2 to the Original 8-K is to refile Exhibits 16.1 and 16.2 to Amendment No. 1 with the correct tagging for purposes of the Electronic Data Gathering, Analysis and Retrieval system.  Except as set forth in the preceding sentence , Amendment No.1 and the Original 8-K have not been amended, updated or otherwise modified.

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective September 15, 2014, Bohai Pharmaceuticals Group, Inc. (the “Company”) dismissed its independent registered public accounting firm, Marcum Bernstein & Pinchuk LLP (“Marcum”) effective immediately.  The dismissal was approved by the Board of Directors (the “Board”) of the Company.

Marcum was engaged as the independent registered public accounting firm on June 24, 2011 (such period from June 24, 2011 through Marcum’s dismissal, the “Engagement Period”). During the Engagement Period, Marcum did not issue any reports on the Company’s financial statements that contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2013 and June 30, 2014 and through the Engagement Period, there were (i) no disagreements with Marcum on any matter of accounting  principles or practices,  financial statement  disclosure, or auditing scope or procedure, which disagreements if not  resolved  to the  satisfaction  of Marcum would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report; (2) no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the following:

During the examination of the Company’ accounts as of June 30, 2014, Marcum requested that the Company provide Marcum with access to its on line banking accounts for purpose of verifying the Company’s cash balances on the relevant dates., The Company refused to grant the access as requested because (i) such request was unprecedented during Marcum’s engagement with the Company and (ii) the Company did not hold any on line banking accounts at the time of such request (the “Disagreement”).  Marcum’s view was that having such access was necessary to complete its current review procedures and that such requirement could not be waived.  The Board has discussed the subject matter of the Disagreement described herein with Marcum. The Company has authorized Marcum to respond fully to the inquiries of Parker (as defined below) concerning the subject matter of the disagreement described herein.

The Company has provided Marcum with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (the “SEC”), and has requested that Marcum furnish a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Marcum’s response letter dated September 19, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Effective September 15, 2014, the Company engaged Parker Randall CF (H.K.) CPA Limited (“Parker”) as the Company’s independent registered public accounting firm. The engagement was approved by the Board.  During the years ended June 30, 2013 and June 30, 2014 and through the date hereof, the Company did not consult with Parker regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and Marcum as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. The Company has provided Parker with an opportunity to review the Company’s disclosures contained in this Form 8-K and to furnish the Company with a letter addressed to the SEC containing any new information, clarification, or the respects in which it does not agree with the statements made in this Form 8-K.  Parkers has reviewed the foregoing disclosures and has provided the Company with a letter indicating its agreement with the statements made herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Amendment No.2 to Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from Marcum Bernstein & Pinchuk LLP dated October 1, 2014.
16.2	Letter to the Securities and Exchange Commission from Parker Randall CF (H.K.) CPA Limited dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2014	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer

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